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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 27, 2009

                       NT MEDIA CORP. OF CALIFORNIA, INC.
               (Exact name of Registrant as specified in charter)

          Delaware                    000-31012                 94-3357128
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)

                               7800 Oceanus Drive
                          Los Angeles, California 90046
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (323) 445-4833

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13(e)-4(c))

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ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

         On August 27, 2009, the Board of Directors of NT Media Corp. of California, Inc. (the "Company") approved the issuance of 10,000,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), to Mr. Ali Moussavi, the Company's President, Chief Executive Officer, Acting Chief Financial Officer and Chairman of the Board. The issuance was made in conversion and in full satisfaction of notes payable owed to Mr. Moussavi in the amount of $150,000. Accordingly, the price per share at which the notes payable were converted was $0.015 per share. As a result of this issuance, Mr. Moussavi's total beneficial ownership of the Company's Common Stock is 10,000,000 shares or approximately 30.94% of the issued and outstanding shares of Common Stock of the Company.

         The Company has relied upon the exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended, with respect to this issuance as the offer and sale of the Common Stock was made in a private transaction not involving a public offering, without any general solicitation or advertising, to a person with a preexisting relationship with the Company. The sole disinterested director of the Company approved the debt conversion and share issuance at a duly called meeting of the Board of Directors.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


NT MEDIA CORP. OF CALIFORNIA, INC.

By:   /s/ Ali Moussavi
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      Ali Moussavi
      Chief Executive Officer
      Dated: September 1, 2009

















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